Exhibit 10(d)

STATE STREET BANK                                     225 Franklin Street
                                                      Boston, MA 02110-0804

                                                      April 25, 1997

Westerbeke Corporation
Avon Industrial Park
Avon, MA  02322

      RE:  Loan Facility

Ladies and Gentlemen:

      State Street Bank and Trust Company (the "Bank") has made available to Westerbeke Corporation, a corporation organized under the laws of The Commonwealth of Massachusetts (the "Borrower") a $3,000,000 revolving line of credit (the "Line of Credit") as described in a letter agreement dated March 20, 1996 (as amended, the "Letter Agreement"). All obligations of the Borrower arising under the Line of Credit are evidenced by a Time Note in the original principal amount of $3,000,000 dated June 4, 1992 from the Borrower to the order of the Bank (as amended, the "Note") and secured by collateral as described in a Security Agreement (Inventory and Accounts Receivable) dated June 4, 1992 (the "Security Agreement"). The Borrower has requested, and the Bank has agreed, to increase the amount of the Line of Credit and increase the inventory lending cap relating thereto as set forth herein. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

      I.  Amendments to Letter Agreement.

      1. The Letter Agreement is hereby amended by deleting the following from the paragraph headed "Line of Credit" and the heading to such paragraph: "$3,000,000" and substituting the following therefor:
"$4,000,000".

      2. The Letter Agreement is hereby further amended by deleting the following therefrom: "Advances against inventory will be capped at $2,000,000" and substituting the following therefor: "Advances against inventory will be capped at $2,500,000".

      3. The Letter Agreement is hereby amended by deleting the following therefrom: "March 31, 1997" and substituting the following therefor:
"March 31, 1998".

      4. The Letter Agreement is hereby amended by adding the following at the end of the paragraph headed "Line of Credit": "The aggregate amount of advances, face amount of letters of credit and bankers' acceptances made or issued under the Letter of Credit shall not exceed $4,000,000 at any time and the Company agrees to pay the amount of advances as necessary to comply with such limitation without notice or demand by the Bank. Letters of credit will be issued pursuant to documents executed by the Company as requested by the Bank following payment of all applicable fees.".

      II.  Amendments to Note.

      The Note is hereby amended by deleting the following therefrom:
"$3,000,000" and "Three Million" and substituting the following therefor respectively: "$4,000,000" and "Four Million".

      III.  Amendments to Security Agreement

      1. The Security Agreement is hereby amended by deleting the following therefrom: "May 22, 1992" and substituting the following therefor: "March 20, 1996".

      2. The Security Agreement is hereby amended by deleting the following from Rider 1 thereto: "$3,000,000" and "$2,000,000" and substituting the following therefor respectively: "$4,000,000" and "$2,500,000".

      IV.  Miscellaneous.

      1. As amended hereby, all terms and conditions of the Letter Agreement, Note, Security Agreement and all related documents are ratified and affirmed as of the date hereof and shall continue in full force and effect.

      2. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Letter Agreement and Note to be governed by the laws of The Commonwealth of Massachusetts effective _______________, 1997.

      3. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.


                                       Sincerely,

                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ Suzanne L. Dwyer
                                               Suzanne L. Dwyer
                                               Assistant Vice President

Acknowledged and accepted:


WESTERBEKE CORPORATION


By: /s/ Carleton F. Bryant III
        Carleton F. Bryant III
        Executive VP and COO

Date: April 25, 1997